Exhibit 99.1

CVG REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Fourth quarter sales of $223 million, record annual sales of $995 million
Full year adjusted EBITDA margins increased by 140 bps to 6.8%
Provides outlook and guidance for full year 2024

NEW ALBANY, OHIO (March 4, 2024) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $223.1 million, down 5.0% due primarily to the impacts of a strike-related labor stoppage at a customer facility and reduced demand across Vehicle Solutions, Industrial Automation and Aftermarket segments; however, Electrical Systems segment continues to show strong growth with 19.4% increased revenue.
•Operating income of $5.0 million, up $9.0 million; adjusted operating income of $6.6 million, down $1.8 million. Lower adjusted operating income was driven primarily by lower volumes and increased SG&A.
•Net income of $23.3 million, or $0.70 per diluted share, compared to net loss of $32.0, or $(0.98) per diluted share; adjusted net income of $2.9 million, or $0.09 per diluted share, versus $1.4 million, or $0.04 per diluted share.
•Adjusted EBITDA of $10.3 million, down $2.9 million, with an adjusted EBITDA margin of 4.6%, down from 5.7%.

Full Year 2023 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $994.7 million, driven by pricing and the contribution of new business wins in Electrical Systems, offset by lower sales volume in Industrial Automation, Vehicle Solutions, and Aftermarket segments.
•New business wins in excess of $150 million when fully ramped; these wins were concentrated in our Electrical Systems segment.
•Operating income of $48.1 million, up $27.9 million, and adjusted operating income of $51.1 million, up $14.5 million. The increase in operating income was due to improved pricing and business mix.
•Full-year 2023 debt paydown was $10.9 million, and net debt declined to $103.7 million; leverage ratio declined to 1.5x from 2.2x.

James Ray, President and Chief Executive Officer, said, “We are pleased with our 2023 results as CVG continued winning new business, particularly in Electrical Systems, and made progress on the Company’s transformation plan, driving record annual sales and improved profitability for the year. As we look to fiscal 2024, we are focused on enhancing operational efficiency and quality standards, growing our Electrical Systems segment to be our largest business, as well as facilitating cross-

functional collaboration among our various business segments to strengthen our core Vehicle Solutions business and cultivating stronger customer relationships.”

Mr. Ray concluded, “As the new CEO, I am grateful for the hard work of our talented global teams that help drive improvements in our business every day, and I am looking forward to a strong fiscal 2024.”

Andy Cheung, Chief Financial Officer, added, “We delivered another year of record revenue driven by continued price realization and new business wins, despite softer fourth quarter revenues which were impacted by, among other things, a UAW labor strike at one customer facility. Our strong performance resulted in free cash flow of $19 million in 2023, which has helped us further pay down debt and reduce our net leverage to 1.5x. During the quarter, we initiated several restructuring actions to better align our resources with investments in growth product lines, which we expect will further enhance profitability across our underlying core businesses. Despite industry forecasts for a lower Class 8 truck build in 2024, we expect our financial performance in 2024 to be more resilient as we continue our diversification strategy reflecting primarily the success in growing our Electrical Systems business.”

Financial Results
(amounts in millions except per share data and percentages)

	Fourth Quarter
	2023	2022	Change
Revenues	$223.1	$234.9	(5.0)%
Gross profit	$26.2	$12.4	111.3%
Gross margin	11.7%	5.3%
Adjusted gross profit [1]	$26.0	$23.9	8.8%
Adjusted gross margin [1]	11.7%	10.2%
Operating income (loss)	$5.0	$(4.0)	NM [2]
Operating margin	2.2%	(1.7)%
Adjusted operating income [1]	$6.6	$8.4	(21.4)%
Adjusted operating margin [1]	2.9%	3.6%
Net income (loss)	$23.3	$(32.0)	NM [2]
Adjusted net income (loss) [1]	$2.9	$1.4	107.1%
Earnings (loss) per share, diluted	$0.70	$(0.98)	NM [2]
Adjusted earnings (loss) per share, diluted [1]	$0.09	$0.04	125.0%
Adjusted EBITDA [1]	$10.3	$13.3	(22.6)%
Adjusted EBITDA margin [1]	4.6%	5.7%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results

Fourth Quarter 2023 Results
•Fourth quarter 2023 revenues were $223.1 million compared to $234.9 million in the prior year period, a decline of 5.0%. The decrease in revenues is due primarily to the impact of a strike at a customer facility, previous year benefit from a post-COVID backlog in Asia-Pacific, and reduced demand in Vehicle Solutions, Aftermarket, and Industrial Automation segments, which more than offset an increase in Electrical Systems revenue. Foreign currency translation favorably impacted fourth quarter 2023 revenues by $1.8 million, or by 0.7%.
•Operating income for the fourth quarter 2023 was $5.0 million compared to operating loss of $4.0 million in the prior year period. Foreign currency translation also favorably impacted fourth quarter 2023 operating income by $0.7 million. Excluding special costs, the fourth quarter of 2023 adjusted operating income was $6.6 million, down 21.4%. The decline in adjusted operating income was driven primarily by lower volumes, strike impact, and higher SG&A.
•Interest expense was $2.4 million and $2.9 million for the fourth quarter ended December 31, 2023 and 2022, respectively. The decrease in interest expense was due to lower average debt balances, partially offset by higher interest rates on variable debt.
•Net income was $23.3 million, or $0.70 per diluted share, for the fourth quarter 2023 compared to net loss of $32.0 million, or $(0.98) per diluted share, in the prior year period.

At December 31, 2023, the Company had no outstanding borrowings on its revolving credit facility, $37.8 million of cash and $160.1 million availability from revolving credit facilities, resulting in total liquidity of $197.9 million.

Segment Results

Fourth Quarter 2023 Results (Compared with prior-year period, where comparisons are noted)

Vehicle Solutions Segment
•Revenues were $128.4 million, a decrease of 10.1% primarily resulting from lower volumes and the impact of a strike at a customer facility during the quarter.
•Operating income for the fourth quarter 2023 was $3.6 million, a decrease of 1.8%. Excluding special costs, the fourth quarter of 2023 adjusted operating income was $4.0 million, a decrease of 3.9%, as compared to the fourth quarter 2022, primarily due to the impact of lower sales volumes partially offset by pricing improvement and cost controls.

Electrical Systems Segment
•Revenues were $56.2 million, an increase of 19.4%, primarily resulting from increased pricing and sales volume.
•Operating income was $6.7 million, an increase of 25.0% primarily attributable to pricing and volume leverage.

Aftermarket and Accessories Segment
•Revenues were $31.4 million, a decrease of 8.1%, primarily resulting from decreased sales volume.
•Operating income was $3.4 million, an increase of 7.3%. Excluding special costs, the fourth quarter of 2023 adjusted operating income decreased 6.4%, as compared to the fourth quarter 2022, primarily due to the lower sales volume, partially offset by increased pricing.

Industrial Automation Segment
•Revenues were $7.1 million, a decrease of 35.0%, due to lower sales volume from decreased customer demand.
•Operating income was $0.9 million, compared to operating loss of $11.9 million in the prior year. Fourth quarter of 2023 adjusted operating income increased to $0.3 million, compared to an adjusted operating loss of $0.5 million in the fourth quarter 2022, primarily due to cost controls.

Outlook

CVG is providing the following outlook for the full year 2024:

Metric	2024 Outlook ($ millions)
Net Sales	$915 - $1,015
Adjusted EBITDA	$60 - $73

This outlook reflects, among others, current industry forecasts for North American Class 8 truck builds. According to ACT Research, 2024 North American Class 8 truck production levels are expected to be at 285,000 units. The 2023 actual Class 8 truck builds according to the ACT Research was 340,140 units.

We expect to benefit from growth in Electrical Systems, partially offsetting the projected 16% decline in Class 8 truck builds.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Tuesday, March 5, 2024, at 10:00 a.m. ET. Management intends to reference the Q4 2023 Earnings Call Presentation posted on our website during the conference call. To participate, dial (888) 259-6580 using conference code 88986985. International participants dial (416) 764-8624 using conference code 88986985.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (877) 674-7070 using access code 986985 and international callers can dial (416) 764-8692 using access code 986985.

Company Contact

Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact

Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

At CVG we deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, global supply chain constraints, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, industrial automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment, including inflation and labor shortages and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Twelve Months Ended December 31, 2023 and 2022
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	2023	2022	2023	2022
Revenues	$223,089	$234,918	$994,679	$981,553
Cost of revenues	196,900	222,517	860,956	895,048
Gross profit	26,189	12,401	133,723	86,505
Selling, general and administrative expenses	21,165	16,406	85,663	66,361
Operating income	5,024	(4,005)	48,060	20,144
Other (income) expense	707	7,665	1,195	10,463
Interest expense	2,383	2,935	10,691	9,827
Loss on extinguishment of debt	—	—	—	921
Income (loss) before provision for income taxes	1,934	(14,605)	36,174	(1,067)
Provision (benefit) for income taxes	(21,347)	17,384	(13,237)	20,904
Net income (loss)	$23,281	$(31,989)	$49,411	$(21,971)
Earnings (loss) per common share
Basic	$0.70	$(0.98)	$1.50	$(0.68)
Diluted	$0.70	$(0.98)	$1.47	$(0.68)
Weighted average shares outstanding
Basic	33,132	32,567	33,040	32,334
Diluted	33,443	32,567	33,581	32,334

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2023 and 2022
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	2023	2022
Current Assets:
Cash	$37,848	$31,825
Accounts receivable, net	133,949	152,626
Inventories	128,082	142,542
Other current assets	27,863	12,582
Total current assets	327,742	339,575
Property, plant and equipment, net	73,468	67,805
Operating lease right-of-use asset, net	31,165	26,372
Intangible assets, net	11,222	14,620
Deferred income taxes, net	33,568	12,275
Other assets	6,049	9,621
TOTAL ASSETS	$483,214	$470,268
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$77,314	$122,091
Current operating lease liabilities	7,502	7,421
Accrued liabilities and other	45,060	35,388
Current portion of long-term debt	15,313	10,938
Total current liabilities	145,189	175,838
Long-term debt	126,201	141,499
Long-term operating lease liabilities	24,417	19,422
Pension and other post-retirement liabilities	9,196	8,428
Other long-term liabilities	5,279	5,041
Total liabilities	310,282	350,228

Stockholders’ equity:
Preferred stock	—	—
Common stock	333	328
Treasury stock, at cost	(16,150)	(14,514)
Additional paid-in capital	265,217	261,371
Retained deficit	(46,184)	(95,595)
Accumulated other comprehensive loss	(30,284)	(31,550)
Total stockholders’ equity	172,932	120,040
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$483,214	$470,268

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
Three and Twelve Months Ended December 31, 2023 and 2022
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	Vehicle Solutions		Electrical Systems		Aftermarket and Accessories		Industrial Automation		Corporate / Other		Total
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Revenues	$128,411	$142,765	$56,188	$47,054	$31,367	$34,141	$7,123	$10,958	$—	$—	$223,089	$234,918
Gross profit	10,095	10,322	8,873	7,136	5,566	5,494	1,655	(10,551)	—	—	26,189	12,401
Selling, general & administrative expenses	6,501	6,661	2,176	1,778	2,127	2,289	804	1,322	9,557	4,356	21,165	16,406
Operating income (loss)	$3,594	$3,661	$6,697	$5,358	$3,439	$3,205	$851	$(11,873)	$(9,557)	$(4,356)	$5,024	$(4,005)

	Twelve Months Ended
	Vehicle Solutions		Electrical Systems		Aftermarket and Accessories		Industrial Automation		Corporate / Other		Total
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Revenues	$587,119	$579,731	$228,424	$180,404	$140,236	$133,671	$38,900	$87,747	$—	$—	$994,679	$981,553
Gross profit	68,129	45,979	35,397	23,993	27,187	18,836	3,010	(2,303)	—	—	133,723	86,505
Selling, general & administrative expenses	26,109	24,930	9,107	5,775	8,144	6,925	4,392	5,564	37,911	23,167	85,663	66,361
Operating income (loss)	$42,020	$21,049	$26,290	$18,218	$19,043	$11,911	$(1,382)	$(7,867)	$(37,911)	$(23,167)	$48,060	$20,144

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2023 and 2022
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross profit	$26,189	$12,401	$133,723	$86,505
Inventory adjustment	—	10,421	—	10,421
Restructuring	(198)	1,077	1,245	4,035
Adjusted gross profit	$25,991	$23,899	$134,968	$100,961
% of revenues	11.7%	10.2%	13.6%	10.3%

	Three Months Ended			Twelve Months Ended
	December 31, 2023		December 31, 2022	December 31, 2023	December 31, 2022
Operating income (loss)	$5,024		$(4,005)	$48,060	$20,144
Restructuring	785		1,978	2,286	5,365
Inventory adjustment	—		10,421	—	10,421
Deferred consideration purchase accounting	—		—	—	341
Executive transition	770		—	770	329
Total operating income adjustments	1,555	1,555	12,399	3,056	16,456
Adjusted operating income (loss)	$6,579		$8,394	$51,116	$36,600
% of revenues	2.9%		3.6%	5.1%	3.7%

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$23,281	$(31,989)	$49,411	$(21,971)
Pre-tax adjusting items:
Operating income (loss) adjustments	1,555	12,399	3,056	16,456
Hryvnia fair value adjustments on forward exchange contracts	—	(134)	—	(36)
Loss on early extinguishment of debt	—	—	—	921
Other adjusting items:
Non-cash pension settlement	—	8,086	—	9,202
Pension settlement - tax adjustment	—	1,462	—	1,462
Tax Valuation Allowance	(21,521)	14,666	(21,521)	14,666
Adjusted (benefit) provision for income taxes[1]	(389)	(3,066)	(764)	(4,335)
Adjusted net income (loss)	$2,926	$1,424	$30,182	$16,365

Diluted EPS	$0.70	$(0.98)	$1.47	$(0.68)
Adjustments to diluted EPS	$(0.61)	$1.02	$(0.57)	$1.19
Adjusted diluted EPS	$0.09	$0.04	$0.90	$0.51
1.Reported Tax (Benefit) Provision adjusted for tax effect of at 25% of pre-tax adjusting items.

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$23,281	$(31,989)	$49,411	$(21,971)
Interest expense	2,383	2,935	10,691	9,827
Provision (benefit) for income taxes	(21,347)	17,384	(13,237)	20,904
Depreciation expense	3,625	3,727	14,240	14,770
Amortization expense	847	848	3,390	3,411
EBITDA	$8,789	$(7,095)	$64,495	$26,941
% of revenues	3.9%	(3.0)%	6.5%	2.7%

EBITDA adjustments
Restructuring	785	1,978	2,286	5,365
Inventory adjustment	—	10,421	—	10,421
Pension settlement	—	8,086	—	9,202
Deferred consideration purchase accounting	—	—	—	341
Hryvnia fair value adjustments on forward exchange contracts	—	(134)	—	(36)
Executive transition	770	—	770	329
Loss on early extinguishment of debt	—	—	—	921
Adjusted EBITDA	$10,344	$13,256	$67,551	$53,484
% of revenues	4.6%	5.7%	6.8%	5.4%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2023 and 2022
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended December 31, 2023
	Vehicle Solutions	Electric Systems		Aftermarket		Industrial Automation	Corporate	Total
Operating income (loss)	$3,594	$6,697		$3,439		$851	$(9,557)	$5,024
Restructuring	386	—		—		(584)	983	785
Executive transition	—	—		—		—	770	770
Adjusted operating income (loss)	$3,980	$6,697	$—	$3,439	$—	$267	$(7,804)	$6,579
% of revenues	3.1%	11.9%		11.0%		3.7%		2.9%

	Twelve Months Ended December 31, 2023
	Vehicle Solutions	Electric Systems	Aftermarket	Industrial Automation	Corporate	Total
Operating income (loss)	$42,020	$26,290	$19,043	$(1,382)	$(37,911)	$48,060
Restructuring	809	8	—	486	983	2,286
Executive transition	—	—	—	—	770	770
Adjusted operating income (loss)	$42,829	$26,298	$19,043	$(896)	$(36,158)	$51,116
% of revenues	7.3%	11.5%	13.6%	(2.3)%		5.1%

	Three Months Ended December 31, 2022
	Vehicle Solutions	Electric Systems	Aftermarket	Industrial Automation		Corporate	Total
Operating income (loss)	$3,661	$5,358	$3,205	$(11,873)		$(4,356)	$(4,005)
Restructuring	481	103	469	925		—	1,978
Inventory adjustment	—	—	—	10,421		—	10,421
Adjusted operating income (loss)	$4,142	$5,461	$3,674	$(527)	$—	$(4,356)	$8,394
% of revenues	2.9%	11.6%	10.8%	(4.8)%			3.6%

	Twelve Months Ended December 31, 2022
	Vehicle Solutions	Electric Systems	Aftermarket	Industrial Automation	Corporate	Total
Operating income (loss)	$21,049	$18,218	$11,911	$(7,867)	$(23,167)	$20,144
Restructuring	751	674	1,909	1,725	306	5,365
Inventory adjustment		—	—	10,421	—	10,421
Deferred consideration purchase accounting	—	—	—	341	—	341
Executive transition	—	—	—	—	329	329
Adjusted operating income (loss)	$21,800	$18,892	$13,820	$4,620	$(22,532)	$36,600
% of revenues	3.8%	10.5%	10.3%	5.3%		3.7%

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flow from operating activities	$8,286	$35,153	$38,276	$68,947
Purchases of property, plant and equipment	(4,500)	(7,169)	(19,696)	(19,710)
Free cash flow	$3,786	$27,984	$18,580	$49,237

	December 31, 2023	December 31, 2022
Current portion of long-term debt	$15,313	$10,938
Long-term debt	126,201	141,499
Less Cash	$37,848	$31,825
Total net debt	$103,666	$120,612
Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.